Exhibit 99.1

ASCENT CAPITAL GROUP TO REPORT SECOND QUARTER 2018 RESULTS ON AUGUST 2, 2018

Englewood, CO - July 16, 2018 - Ascent Capital Group, Inc. (“Ascent” or the “Company”) (NASDAQ: ASCMA) will issue a press release to report its results for the second quarter ended June 30, 2018 after the market closes on Thursday, August 2, 2018. The Company will host a conference call that day at 5:00 PM ET in which management will provide an update on Ascent’s operations, including the financial performance of its wholly owned subsidiary, Brinks Home Security, and may also discuss future opportunities.

Participating on the call will be Ascent’s Chairman, Bill Fitzgerald; Chief Executive Officer and General Counsel, William Niles; Executive Vice President, Jeffery Gardner; and Senior Vice President and Chief Financial Officer, Fred Graffam. Messrs. Niles, Gardner and Graffam are also executive officers of Brinks Home Security.

To access the call please dial (888) 462-5915 from the United States, or (760) 666-3831 from outside the U.S. The conference call I.D. number is 5688325. Participants should dial in 5 to 10 minutes before the scheduled time and must be on a touch-tone telephone to ask questions.

A replay of the call can be accessed through August 16, 2018 by dialing (800) 585-8367 from the U.S., or (404) 537-3406 from outside the U.S. The conference call I.D. number is 5688325.

This call will also be available as a live webcast which can be accessed at Ascent’s Investor Relations Website at http://ir.ascentcapitalgroupinc.com/index.cfm.

About Ascent Capital Group and Brinks Home Security

Ascent Capital Group, Inc. (Nasdaq: ASCMA) is a holding company whose primary subsidiary operates as Brinks Home SecurityTM, one of the largest home security and alarm monitoring companies in the U.S. Headquartered in the Dallas Fort-Worth area, Brinks Home Security secures approximately 1 million residential and commercial customers through highly responsive, simple security solutions backed by expertly trained professionals. The company has the nation’s largest network of independent authorized dealers - providing products and support to customers in the U.S., Canada and Puerto Rico - as well as direct-to-consumer sales of DIY and professionally installed products. For more information on Ascent, see http://ascentcapitalgroupinc.com/.

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Contact:
Erica Bartsch
Sloane & Company
212-446-1875
ebartsch@sloanepr.com